September 30, 1994


  Viacom Inc.
  200 Elm Street
  Dedham, Massachusetts  02026

  Dear Sirs:

            We have acted as counsel for Viacom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of the following securities of the Company to be issued in connection with the exercise of the stock options for shares of common stock, par value $.10 per share, of Blockbuster Entertainment Corporation ("Blockbuster") that were outstanding on September 29, 1994 under Blockbuster's 1994, 1990, 1989 and 1987 Stock Option Plans and 1991 Employee Director and Non-Employee Director Stock Option Plans (collectively, the "Plans") and assumed by the Company in connection with the Merger:

            1,286,381      shares of the Company's Class A Common Stock, par
                           value $0.01 per share (the "Class A Common Stock");

            9,746,747      shares of the Company's Class B Common Stock, par
                           value $0.01 per share (the "Class B Common Stock");

            2,223,671      shares of the Company's Class B Common Stock, par
                           value $0.01 per share (the "Additional Class B
                           Common Stock") which may become issuable pursuant to the Company's variable common rights (the "VCRs");
                           and

            16,079,760     VCRs.

  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.


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  Viacom Inc.                            2                    September 30, 1994


            The VCRs will be governed by a certificate (the "VCR Certificate") in the form included in the Company's Registration Statement on Form S-4 (Reg. No. 33-55271) as Exhibit 4.3.

            In so acting, we have examined the Registration Statement, the VCR Certificate and the Plans. We have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

            The opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

            Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

            1. The Class A Common Stock and the Class B Common Stock have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plans and (b) paid for in full in accordance with the terms of the Plans, the Class A Common Stock and the Class B Common Stock will be validly issued, fully paid and non-assessable.

            2.   The VCRs have been duly authorized by the Company, and when
       (a) the VCR Certificates have been duly executed and delivered by the Company, (b) the VCRs have been duly issued by the Company in accordance with the terms of the Plans and the VCR Certificates and (c) the VCRs have been paid for in full in accordance with the terms of the Plans, the VCRs will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms of the VCR Certificates.

            3. The Additional Class B Common Stock have been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the VCR Certificates, the Additional Class B Common Stock will be validly issued, fully paid and non-assessable.


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  Viacom Inc.                            3                    September 30, 1994


            The opinion set forth in paragraph 2 above is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                     /s/ Shearman & Sterling